WINSTAR FILES VOLUNTARY CHAPTER 11 PETITION
        Company Seeks Financial Restructuring Through Chapter 11 Process Company Continuing to Provide Service to its 30,000 Business Customers

NEW YORK, April 18, 2001 - Winstar Communications Inc. (NASDAQ: WCII) today announced that the Company, along with certain of its subsidiaries, has voluntarily filed for protection under Chapter 11 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the District of Delaware. The Company intends to utilize the Chapter 11 process to restructure its balance sheet, while continuing to provide service to its 30,000 business customers and maximizing the value of its extensive broadband network and comprehensive set of broadband services.

The Company emphasized that this Chapter 11 filing will not impact day-to-day operations with regard to its employees, customers and general business operations. The Company has arranged for debtor-in-possession (DIP) financing with an initial commitment of $75 million, from a consortium of banks comprised of CIBC, Citicorp, Credit Suisse First Boston, The Bank of New York and The Chase Manhattan Bank. This commitment may be increased to as much as $300 million upon the satisfaction of certain conditions.

William J. Rouhana, Jr., chairman and chief executive officer of Winstar said, "We expect to emerge from the Chapter 11 process with a new balance sheet that has significantly less debt, thereby dramatically lowering our interest payments and providing us with more operating flexibility. Winstar has the most widely available end-to-end broadband network for businesses. The Company has more than 30,000 business customers - employing more than 1 million people - that produced an annual revenue stream of more than $700 million in year 2000. During the restructuring process, we will focus on maximizing the untapped potential of the 140,000 addressable businesses in the 4,800 buildings that are directly connected to our already existing, domestic built-out broadband network."

Rouhana concluded, "While this was a very difficult decision to make, given the current circumstances, we determined that we needed to take decisive action for our employees, customers and creditors, to maximize the value of our business."

Nathan Kantor, president and chief operating officer of Winstar added, "We have been building our broadband network for more than seven years, making us one of the most experienced and established companies in our sector. We are confident that focusing on the potential of our existing network, coupled with a more efficient organization, will allow Winstar to emerge from this process as a stronger company."

Statements in this release contain forward-looking information about management expectations, strategic objectives, business prospects, anticipated financial or operational performance, and other similar matters. These statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties. A variety of factors, many of which are beyond Winstar's control, could cause actual results and experience to differ materially from the expectations expressed in these statements. These factors include, but are not limited to, volatility in the financial and capital markets and the impact on access to and the terms of additional capital, actions and initiatives by current and potential competitors, events or circumstances impacting major customers, suppliers or financing sources, the effect of current and future legislation or regulation, the ability of the company to design and construct its broadband network and to sell and provision services, and additional factors described in the reports filed by Winstar with the Securities and Exchange Commission (SEC), including Winstar's Annual Report on Form 10-K for the year ended December 31, 1999, which is available on the SEC's Web site, at www.sec.gov. Winstar undertakes no responsibility to update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Winstar is a registered trademark of Winstar Communications, Inc.

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         CONTACTS
         Financial Community:                               Press:
         Daniel Briggs                                      Peter Duda
         Vice President, Capital Market Relations           BSMG Worldwide
         (212) 792-9032                                     (212) 792-9025
         dbriggs@winstar.com                                corpcomm@winstar.com